Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, IN OR INTO THE UNITED STATES, AUSTRIA, BULGARIA, CROATIA, CYPRUS, ESTONIA, GREECE, HUNGARY, LATVIA, LITHUANIA, MALTA, ROMANIA, SLOVAKIA OR SLOVENIA OR IN OR INTO ANY OTHER JURISDICTION WHERE TO DO SO MIGHT CONSTITUTE A VIOLATION OR BREACH OF ANY APPLICABLE LAW.

WITHIN THE EUROPEAN UNION, THIS ANNOUCEMENT MAY ONLY BE COMMUNICATED TO PROFESSIONAL CLIENTS (AS DEFINED UNDER DIRECTIVE 2004/39/EC) IN BELGIUM, DENMARK, CZECH REPUBLIC, FINLAND, FRANCE, GERMANY, IRELAND, ITALY, LUXEMBOURG, THE NETHERLANDS, POLAND, PORTUGAL, SPAIN, SWEDEN AND THE UNITED KINGDOM.

PLEASE SEE THE IMPORTANT NOTICE AT THE END OF THIS ANNOUNCEMENT.

Kennedy Wilson Europe Real Estate Plc
Announcement of EMTN programme and publication of Base Prospectus

5 November 2015

Kennedy Wilson Europe Real Estate Plc (“KWE”) announces that it has today established a £2,000,000,000 Euro Medium Term Note Programme (the “Programme”). Under the Programme, KWE may issue, from time to time, up to £2,000,000,000 of various types of debt securities in certain markets and currencies.
KWE and the Programme have been assigned a rating of BBB by Standard & Poor’s Credit Market Services Europe Limited.
The base prospectus dated 5 November 2015 (the “Base Prospectus”), which has been prepared by KWE in connection with the Programme, has been approved by the UK Listing Authority and is available for viewing.
To view the full Base Prospectus, please copy and paste the following URL into the address bar of your browser:

http://www.rns-pdf.londonstockexchange.com/rns/7471E_-2015-11-5.pdf

The documents referred to below are incorporated into and form part of the Base Prospectus.  In each case, to view the full document, please click on the relevant link below:

1.	KWE’s 2014 Annual Report and Accounts
     http://www.rns-pdf.londonstockexchange.com/rns/7471E_1-2015-11-5.pdf

2.	KWE’s half-year results for the period ended 30 June 2015
http://www.rns-pdf.londonstockexchange.com/rns/7471E_2-2015-11-5.pdf

3.	KWE’s Q3-15 Business Update
http://www.rns-pdf.londonstockexchange.com/rns/7471E_3-2015-11-5.pdf

4.	KWE’s Memorandum and Articles of Association

http://www.rns-pdf.londonstockexchange.com/rns/7471E_4-2015-11-5.pdf

A copy of the Base Prospectus will also be submitted to the National Storage Mechanism and will shortly be available for inspection at: www.morningstar.co.uk/uk/NSM
For further information, please contact:
Investors
Juliana Weiss Dalton
+44 (0) 20 7479 7249
JWeissDalton@kennedywilson.eu

Press
Dido Laurimore/ Richard Sunderland/ Tom Gough
+44 (0) 20 3727 1000
kennedywilson@fticonsulting.com

IMPORTANT NOTICE

The securities referred to in the Base Prospectus (the “Securities”) have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or with any securities regulatory authority of any state or other jurisdiction of the United States and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. Persons as defined in Regulation S under the Securities Act.

Under no circumstances shall this announcement constitute an offer to sell or the solicitation of an offer to buy any Securities in any jurisdiction where it is unlawful to do so. Recipients of this announcement who intend to subscribe for or purchase the Securities are reminded that any subscription or purchase may only be made on the basis of the information contained in the Base Prospectus.

This announcement may only be communicated to persons in the United Kingdom in circumstances where section 21(1) of the Financial Services and Markets Act 2000 does not apply.

This announcement does not constitute an offer, an invitation or a solicitation for any investment or subscription for the shares of KWE.

KWE is regulated in Jersey by the Jersey Financial Services Commission (the “JFSC”) as a listed fund pursuant to the Jersey Listed Fund Guide published by the JFSC and the Collective Investment Funds (Jersey) Law 1988. The JFSC does not take any responsibility for the financial soundness of KWE or the correctness of any statement made or expressed in this announcement. The JFSC is protected by the Collective Investment Funds (Jersey) Law 1988 against any liability arising from the discharge of functions under that law. The JFSC is also protected by the Financial Services (Jersey) Law 1998 against liability from the discharge of its functions under that law.